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                                                                 EXHIBIT (3)-1
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                       WISCONSIN ELECTRIC POWER COMPANY

These Restated Articles of Incorporation of Wisconsin Electric Power Company, a corporation incorporated under Chapter 180 of the Wisconsin Statutes, the Wisconsin Business Corporation Law, supersede and take the place of the existing Restated Articles of Incorporation and all prior amendments thereto.


                                ARTICLE I. NAME

The name of such corporation is WISCONSIN ELECTRIC POWER COMPANY.


                              ARTICLE II. PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.


                   ARTICLE III. DESCRIPTION OF CAPITAL STOCK

A.  Authorized Number and Classes of Shares

    The aggregate number of shares which the corporation shall have authority to issue is Seventy-two Million Three Hundred Thirty-one Thousand Five Hundred (72,331,500) shares, divided into four classes consisting of:

    (1) Sixty-five Million (65,000,000) shares of Common Stock of the par value of Ten Dollars ($10) per share (hereinafter called the "Common Stock");

    (2) Forty-five Thousand (45,000) shares of Six Per Cent. Preferred Stock of the par value of One Hundred Dollars ($100) per share (hereinafter called the "6% Preferred Stock");

    (3) Two Million Two Hundred Eighty-six Thousand Five Hundred (2,286,500) shares of Serial Preferred Stock of the par value of One Hundred Dollars ($100) per share (hereinafter called the "$100 Par Value Serial Preferred Stock"); and

    (4) Five Million (5,000,000) shares of Serial Preferred Stock of the par value of Twenty-five Dollars ($25) per share (hereinafter called the "$25 Par Value Serial Preferred Stock").

    The 6% Preferred Stock, the $100 Par Value Serial Preferred Stock and the $25 Par Value Serial Preferred Stock are together hereinafter called the "Preferred Stocks".

B.  Common Stock Provisions

    (1)   Dividends

          Subject to the rights of the holders of the Preferred Stocks as fixed in or pursuant to this Article III., such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time from any funds, property or shares legally available therefor.
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    (2)   Voting Rights

          Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stock-holders except as otherwise provided in these Articles.

    (3)   Preemptive Rights

          No holder of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase or receive any part of any new or additional issue of stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property or services, by way of dividend, or in exchange for the stock of another corpor-ation.

C.  Preferences and Provisions Pertaining to the Preferred Stocks

    (1)   Dividends

          (a)   6% Preferred Stock

                The holders of the 6% Preferred Stock shall be entitled to receive cumulative cash dividends thereon, when and as declared by the Board of Directors, out of the unreserved and unrestricted earned surplus of the corporation, or if there is no such earned surplus, out of the net capital surplus of the corporation, provided at the time of payment the corporation is not insolvent or would not be rendered insolvent thereby, at the rate of six per centum per annum and no more, payable quarterly on the last days of January, April, July and October in each year. Such dividends on the 6% Preferred Stock shall be cumulative from and after January 31, 1921, so that if thereafter dividends at the rate of six per centum per annum for any past quarterly dividend period shall not have been paid on the 6% Preferred Stock, or set apart therefor, and the dividend, at said rate, for the then current quarterly dividend period, shall not have been declared and funds set apart therefor, the deficiency shall be fully paid or funds for the payment thereof set apart, but without interest, before any dividends shall be paid or set apart for the Common Stock.

          (b)   $100 Par Value Serial Preferred Stock

                The holders of the $100 Par Value Serial Preferred Stock shall be entitled to receive cumulative cash dividends thereon, when and as declared by the Board of Directors, out of the unreserved and unrestricted earned surplus of the corporation, or if there is no such earned surplus, out of the net capital surplus of the corporation, provided at the time of payment the corporation is not insolvent or would not be rendered insolvent thereby, payable quarterly on the first days of March, June, September and December in each year, at such fixed rate of dividend with respect to any series of the $100 Par Value Serial Preferred Stock as may be determined and fixed by the Board of Directors at the time of original issuance of such series. Such dividends on the $100 Par Value Serial Preferred Stock shall be cumulative from the

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                first day of the quarterly dividend period in which such
                stock is issued, except that as to any shares of the $100 Par Value Serial Preferred Stock originally issued subsequent to June 1, 1974, dividends shall be cumulative from the date upon which such shares shall have been originally issued, provided, however, that if the date of first original issue is within 30 days preceding a regular quarterly dividend payment date the accumulated dividend otherwise payable on such regular dividend payment date shall be payable only at the time of payment of the dividend for the next quarterly period. Deferral for one calendar quarter of the payment of the initial dividend under the circumstances provided for above shall not be deemed to be a default in the payment of the dividends for any purpose. If thereafter such fixed dividend for any past quarterly dividend period shall not have been paid on the $100 Par Value Serial Preferred Stock, or set apart therefor, and the dividends, at such fixed rate or rates, for the then current quarterly dividend period, shall not have been declared and funds set apart therefor, the deficiency shall be fully paid or funds for the payment thereof set apart, but without interest, before any dividends shall be paid or set apart for the Common Stock. The holders of the $100 Par Value Serial Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision (b).

                If all prior sinking fund requirements, if any, on any series of the $100 Par Value Serial Preferred Stock shall not have been complied with, the deficiency shall be fully paid or funds for the payment thereof set apart, but without interest, before any dividends shall be paid or set apart for the Common Stock.

          (c)   $25 Par Value Serial Preferred Stock

                The holders of the $25 Par Value Serial Preferred Stock shall be entitled to receive cumulative cash dividends thereon, when and as declared by the Board of Directors, out of the unreserved and unrestricted earned surplus of the corporation, or if there is no such earned surplus, out of the net capital surplus of the corporation, provided at the time of payment the corporation is not insolvent or would not be rendered insolvent thereby, payable quarterly on the first days of March, June, September and December in each year, at such fixed rate of dividend with respect to any series of the $25 Par Value Serial Preferred Stock as may be determined and fixed by the Board of Directors at the time of original issuance of such series. Such dividends on the $25 Par Value Serial Preferred Stock shall be cumulative from the date upon which such shares shall have been originally issued, provided, however, that if the date of first original issue is within 30 days preceding a regular quarterly dividend payment date the accumulated dividend otherwise payable on such regular dividend payment date shall be payable only at the time of payment of the dividend for the next quarterly period. Deferral for one calendar quarter of the payment of the initial dividend under the circumstances provided for above shall not be deemed to be a default in the payment of the dividends for any purpose. If thereafter such fixed

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                dividend for any past quarterly dividend period shall not
                have been paid on the $25 Par Value Serial Preferred Stock, or set apart therefor, and the dividends, at such fixed rate or rates, for the then current quarterly dividend period, shall not have been declared and funds set apart therefor, the deficiency shall be fully paid or funds for the payment thereof set apart, but without interest, before any dividends shall be paid or set apart for the Common Stock. The holders of the $25 Par Value Serial Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision (c).

                If all prior sinking fund requirements, if any, on any series of $25 Par Value Serial Preferred Stock shall not have been complied with, the deficiency shall be fully paid or funds for the payment thereof set apart, but without interest, before any dividends shall be paid or set apart for the Common Stock.

          (d) No Preference of Any Class of the Preferred Stocks Over Any Other Class Thereof

                With respect to dividends, the Preferred Stocks shall rank ratably, according to their respective dividend rights as defined in this Article III., without preference of any one class of the Preferred Stocks over any other class thereof, and without preference of any series of any such class over any other series of such class.

    (2) Division of $100 Par Value Serial Preferred Stock and $25 Par Value Serial Preferred Stock into Series

          (a)   $100 Par Value Serial Preferred Stock

                The Board of Directors of such corporation shall have power to divide from time to time the $100 Par Value Serial Preferred Stock into series, to provide from time to time for the issue of the $100 Par Value Serial Preferred Stock in such series, and to fix and determine the following relative rights and preferences of the shares of any series so established hereinafter:

                (i) The rate of dividend applicable to shares of such series;

                (ii) The price at and the terms and conditions on which shares of such series may be redeemed;

                (iii) The amount payable upon shares of such series in event of voluntary or involuntary liquidation of the corporation;

                (iv) Sinking fund provisions for the redemption or purchase of shares of such series;

                (v) The terms and conditions on which shares may be converted, if the shares of such series are issued with the privilege of conversion.


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          (b)   $25 Par Value Serial Preferred Stock

                The Board of Directors of such corporation shall have power to divide from time to time the $25 Par Value Serial Preferred Stock into series, to provide from time to time for the issue of the $25 Par Value Serial Preferred Stock in such series, and to fix and determine the following relative rights and preferences of the shares of any series so established hereinafter:

                (i) The rate of dividend applicable to shares of such series;

                (ii) The price at and the terms and conditions on which shares of such series may be redeemed;

                (iii) The amount payable upon shares of such series in event of voluntary or involuntary liquidation of the corporation;

                (iv) Sinking fund provisions for the redemption or purchase of shares of such series;

                (v) The terms and conditions on which shares may be converted, if the shares of such series are issued with the privilege of conversion.

    (3)   Liquidation, Dissolution or Winding Up

          In the event of any liquidation or winding up of the corporation, whether voluntary or involuntary, the assets and funds of the corporation shall be distributed subject to the following conditions:

          (a) Out of the corporate assets, the holders of the Preferred Stocks shall be entitled to be paid the full liquidation value thereof, before any of such assets shall be paid or distributed to the holders of the Common Stock. After the making of such payments to the holders of the Preferred Stocks, the remainder of such corporate assets shall be divided and paid to the holders of the Common Stock according to their respective shares. In the event that such assets are not sufficient to provide for the payment in full of the liquidation value of the Preferred Stocks, as aforesaid, such assets shall be divided among and paid ratably to such holders of the Preferred Stocks, according to their respective shares. "Liquidation value" with respect to each share of 6% Preferred Stock shall mean the par value thereof, namely One Hundred Dollars ($100) per share. "Liquidation value" with respect to each share of $100 Par Value Serial Preferred Stock, 3.60% Series, shall be the value indicated in Section D. of this Article III. and with respect to each share of any other series of $100 Par Value Serial Preferred Stock or of any series of $25 Par Value Serial Preferred Stock shall mean in the event of a voluntary liquidation or winding up of the corporation the amount fixed by the Board of Directors for the particular series to be payable upon such shares in the event of voluntary liquidation and in the event of an involuntary liquidation of the corporation the amount so fixed in the event of an involuntary liquidation.
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          (b)   Out of the unreserved and unrestricted earned surplus of the corporation, or if there is no such earned surplus, out of the net capital surplus of the corporation, provided at the time of payment the corporation is not insolvent or would not be rendered insolvent thereby, the holders of the Preferred Stocks shall be entitled to be paid the amount of all unpaid accumulated or accrued dividends thereon, before any of such surplus or net capital surplus shall be paid or distributed to the holders of the Common Stock. After the making of such payments to the holders of the Preferred Stocks, the remainder of such surplus or net capital surplus shall be divided among and paid to the holders of the Common Stock according to their respective shares. In the event that such surplus or net capital surplus is not sufficient to provide for the payment in full to the holders of the Preferred Stocks of the amounts above provided for in this subdivision
                (b) of paragraph (3), such surplus or net capital surplus shall be divided among and paid ratably to such holders of the Preferred Stocks in accordance with their respective interests as in this subdivision (b) defined.

          (c) All of the payments to the holders of the Preferred Stocks in this paragraph (3) provided for, shall be made ratably to such holders in accordance with their respective interests as in this paragraph (3) defined, without preference of any one class of the Preferred Stocks over any other class thereof, and without preference of any series of any such class over any other series of such class.

    (4)   Preemptive Rights

          No holder of any of the Preferred Stocks shall be entitled as such, as a matter of right, to subscribe for or purchase or receive any part of any new or additional issue of stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized and whether issued for cash, property or services, by way of dividend, or in exchange for the stock of another corporation.

    (5)   Redemption Procedure

          The corporation may redeem the whole or any part of the $100 Par Value Serial Preferred Stock or of the $25 Par Value Serial Preferred Stock, or both, at any time outstanding, or the whole or any part of any series thereof, from time to time upon the conditions fixed by the Board of Directors for the particular series by paying in cash the redemption price or prices so fixed for such series by the Board of Directors, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase, redemp-tion or retirement of shares) and a different redemption price or scale of redemption prices applicable to any other redemption, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Notice of every such

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          redemption shall be given by publication at least once in each of two calendar weeks in a daily newspaper printed in the English language and published and of general circulation in the City of Milwaukee, Wisconsin, the first publication to be at least thirty days and not more than sixty days prior to the date fixed for such redemption. At least thirty days' and not more than sixty days' previous notice of every such redemption shall also be mailed to the holders of record of the shares so to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares so to be redeemed. In case of the redemption of a part only of any such series at the time outstanding, the corporation shall select by lot or in such other manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the $100 Par Value Serial Preferred Stock and the $25 Par Value Serial Preferred Stock shall be redeemed from time to time. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then notwithstanding that any certificate for any such shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that the corporation may, after giving notice by publication of any such redemption as hereinbefore provided or after giving to the bank or trust company referred to below irrevocable authorization to give or complete such notice by publication, and prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Wisconsin, doing business in the City of Milwaukee, having capital, surplus and undivided profits aggregating at least $1,500,000, designated in such notice of redemption, and thereupon all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive the amount payable upon the redemption thereof, but without interest. Shares of the $100 Par Value Serial Preferred Stock and shares of the $25 Par Value Serial Preferred Stock (a) purchased or redeemed pursuant to any obligation of the corporation to purchase or redeem shares for a sinking fund, (b) redeemed pursuant to the provisions hereof or purchased and for which credit shall have been taken against any sinking fund obligation, and (c) surrendered pursuant to any conversion right, shall not be reissued or otherwise disposed of

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          and shall be cancelled.  Any other shares of such classes redeemed or otherwise acquired by the corporation shall continue to be part of the authorized capital stock of the corporation and may thereafter, in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time, as part of the same or another series of the same class subject to the terms and conditions herein set forth.

    (6)   Voting Rights

          (a)   Ordinary Voting Rights

                Each outstanding share of the 6% Preferred Stock and each outstanding share of the $100 Par Value Serial Preferred Stock shall be entitled to one vote, and each outstanding share of the $25 Par Value Serial Preferred Stock shall be entitled to one-quarter of a vote, on each matter submitted to a vote at a meeting of stockholders except as otherwise provided in these Articles. The references in subdivision
                (b) of this paragraph (6), in paragraphs (7) and (8) of this Section C. and in Article VI. to two-thirds, a majority or one-third of specified shares shall mean two-thirds, a majority or one-third, as the case may be, of the votes entitled to be cast at a meeting by such specified shares, based on one vote for each share of the 6% Preferred Stock, one vote for each share of the $100 Par Value Serial Preferred Stock, one-quarter vote for each share of the $25 Par Value Serial Preferred Stock and one vote for each share of Common Stock.

          (b)   Voting Rights in Event of Dividend Defaults

                If and when dividends payable on any of the Preferred Stocks of any class or series at the time outstanding are in default in an amount equivalent to four full quarterly dividends thereon, and until such default shall have been remedied as hereinafter provided, the holders of the Preferred Stocks, voting together as a class and without regard to series, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the Common stockholders, voting separately as a class, shall be entitled to elect the remaining directors of the corporation. Upon accrual of such special right of the Preferred Stocks, a meeting of the holders of the Preferred Stocks and the holders of the Common Stock for the election of directors shall be held upon notice promptly given as provided in the Bylaws for a special meeting by the President or the Secretary of the corporation. If within fifteen days after the accrual of such special right of the Preferred Stocks the President and the Secretary of the corporation shall fail to call such meeting, then such meeting shall be held upon notice, as provided in the Bylaws for a special meeting, given by the holders of not less than 1,000 shares of the Preferred Stocks, after filing with the corporation of notice of their intention to do so. The terms of office of all persons who may be directors of the corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stocks, whether or not the Common stockholders

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                shall at the time of such termination have elected the
                remaining directors of the corporation; thereafter during the continuance of such special right of the Preferred Stocks to elect a majority of the Board of Directors, the holders of the Preferred Stocks, voting together as a class, shall be entitled to elect a majority of the Board of Directors and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the corporation; and all directors so elected, whether at such special meeting or any adjournment thereof, or at any subsequent annual meeting for the election of directors, held during the continuance of such special right, shall hold office until the next succeeding annual election and until their respective successors, elected by the holders of the Preferred Stocks, voting as a class, and the Common stockholders, voting as a class, are elected and qualified, unless their terms of office shall be sooner terminated as hereinafter provided. However, if and when all dividends then in default on the Preferred Stocks shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stocks shall thereupon be divested of such special right herein provided for to elect a majority of the Board of Directors, but subject always to the same provisions for the vesting of such special right in such stock in the case of any similar future default or defaults, and the election of directors by the holders of the Preferred Stocks and of the Common Stock, voting without regard to class, shall take place at the next succeeding annual meeting for the election of directors, or at any adjournment thereof. The terms of office of all persons who may be directors of the corporation at the time of such divestment shall terminate upon the election of the directors at such annual meeting or adjournment thereof.

                At the first meeting for the election of directors after any accrual of the special right of the holders of the Preferred Stocks to elect a majority of the Board of Directors as provided above, and at any subsequent annual meeting for the election of directors held during the continuance of such special rights, the presence in person or by proxy of the holders of record of a majority (defined as provided in subdivision (a) of paragraph (6) of this Section C.) of the outstanding shares of Preferred Stocks, without regard to class or series, shall be necessary to constitute a quorum for the election of the directors whom the holders of the Preferred Stocks are entitled to elect, and the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock shall be necessary to constitute a quorum for the election of the directors whom the Common stockholders are entitled to elect. If at any such meeting there shall not be such a quorum of the holders of the Preferred Stocks, the meeting shall be adjourned from time to time without notice other than announcement at the meeting until such quorum shall have been obtained; provided that, if such quorum shall not have been obtained within ninety days from the date of such meeting as originally called (or, in the case of any annual meeting held during the continuance of such special right, from the date fixed for

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                such annual meeting), the presence in person or by proxy of the holders of record of one-third (defined as provided in subdivision (a) of paragraph (6) of this Section C.) of the outstanding shares of the Preferred Stocks, without regard to class or series, shall then be sufficient to constitute a quorum for the election of the directors whom such stockholders are then entitled to elect. The absence of a quorum of the holders of the Preferred Stocks as a class or of the Common stockholders as a class shall not, except as hereinafter provided for, prevent or invalidate the election by the other class of stockholders of the directors whom they are entitled to elect, if the necessary quorum of stockholders of such other class is present in person or represented by proxy at any such meeting or any adjournment thereof. However, at the first meeting for the election of directors after any accrual of the special right of the holders of the Preferred Stocks to elect a majority of the Board of Directors, the absence of a quorum of the holders of the Preferred Stocks shall prevent the election of directors by the Common stockholders, until a quorum of the holders of the Preferred Stocks shall be obtained.

    (7)   Voting Rights on Certain Changes in Authorized Shares

          (a)   Increase in Authorized Amount of Any of the Preferred Stocks

                So long as any of the Preferred Stocks are outstanding, the corporation shall not, without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of a majority (defined as provided in subdivision (a) of paragraph (6) of this Section C.) of the total number of shares of such stock then outstanding, without regard to class or series, present or represented by proxy at such meeting, increase the total authorized amount of any class of the Preferred Stocks (other than as authorized by this Article III.) or authorize any other preferred stock ranking on a parity with the Preferred Stocks as to assets or dividends (other than through the reclassification of then authorized but unissued shares of any class of the Preferred Stocks into shares of any other class thereof).

          (b) Authorization of Class of Stock Ranking Ahead of Preferred Stocks and Amendments to Articles Prejudicial to Rights of Preferred Stocks

                So long as any of the Preferred Stocks are outstanding, the corporation shall not (i) without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of at least two-thirds (defined as provided in subdivision (a) of paragraph
                (6) of this Section C.) of the total number of shares of the 6% Preferred Stock, of the holders of at least two-thirds (as so defined) of the total number of shares of the $100 Par Value Serial Preferred Stock and of the holders of at least two-thirds (as so defined) of the total number of shares of the $25 Par Value Serial Preferred Stock, without regard to series, then outstanding, present or represented by proxy at


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                such meeting, authorize any class of stock which shall be
                preferred as to assets or dividends over the Preferred Stocks; or (ii) without the consent of the holders of at least two-thirds (as so defined) of the total number of shares of the 6% Preferred Stock then outstanding, given as above provided in this subdivision (b), amend the Articles of Incorporation to change the express terms and provisions of the 6% Preferred Stock in any manner substantially prejudicial to the holders thereof, or without the consent of at least two-thirds (as so defined) of the total number of shares of the $100 Par Value Serial Preferred Stock then outstanding, given in like manner, amend the Articles of Incorporation to change the express terms and provisions of the $100 Par Value Serial Preferred Stock in any manner sub-stantially prejudicial to the holders thereof, or without the consent of at least two-thirds (as so defined) of the total number of shares of the $25 Par Value Serial Preferred Stock then outstanding, given in like manner, amend the Articles of Incorporation to change the express terms and provisions of the $25 Par Value Serial Preferred Stock in any manner substantially prejudicial to the holders thereof. Whenever any amendment referred to in the foregoing clause (ii) affects the holders of shares of one or more but not all the series of any class of the Preferred Stocks at the time outstanding, such amendment shall not be made without the consent of the holders of at least two-thirds (as so defined) of the total number of the then outstanding shares of such affected series (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws).

    (8) Special Voting Rights on Issuance of the $100 Par Value Serial Preferred Stock or the $25 Par Value Serial Preferred Stock

          So long as any shares of the $100 Par Value Serial Preferred Stock or the $25 Par Value Serial Preferred Stock are outstanding, the consent of the holders of at least two-thirds (defined as provided in subdivision (a) of paragraph (6) of this Section C.) of the total number of shares of Preferred Stocks at the time outstanding voting together as a class and without regard to series, given in person or by proxy, either in writing or by vote at any meeting called for the purpose, shall be necessary for effecting or validating the issue of any shares of the $100 Par Value Serial Preferred Stock or the $25 Par Value Serial Preferred Stock or any shares of stock, or of any security convertible into stock, of any class ranking on a parity with either of such classes, unless

          (a) the net income of the corporation (determined as hereinafter provided) for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within which the issuance of such additional shares is authorized by the Board of Directors of the corporation shall have been in the aggregate not less than one and one-half times the sum of the interest requirements for one year on all of the indebtedness of the corporation to be outstanding at the date of such proposed issue and the full dividend requirements for one year on all shares of the Preferred Stocks and all other stock, if any, ranking prior to or on a parity with the $100 Par Value Serial Preferred Stock or the $25 Par Value Serial Preferred Stock, to be outstanding at

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

                the date of such proposed issue, including the shares then proposed to be issued but excluding any such indebtedness and any such shares proposed to be retired in connection with such proposed issue. "Net income" for any period for the purpose of this paragraph (8) shall be computed by adding to the net earnings of the corporation for said period, determined in accordance with generally accepted accounting practices, as adjusted by action of the Board of Directors of the corporation as hereafter provided, the amount deducted for interest. In determining such net income for any period, there shall be deducted, in addition to other items of expense, the amount charged to income for said period on the books of the corporation for taxes and the provisions for depreciation and depletion as recorded on such books or the minimum amount required therefor under the provisions of any then existing general indenture or mortgage or deed of trust of the corporation, whichever is larger. In the determina-tion of such net income, the Board of Directors of the corporation may, in the exercise of due discretion, make adjustments by way of increase or decrease in such net income to give effect to changes therein resulting from any acquisition of properties or to any redemption, acquisition, purchase, sale or exchange of securities by the corporation either prior to the issuance of any shares of the Preferred Stocks or stock, or securities convertible into stock, ranking on a parity therewith then to be issued or in connection therewith; and

          (b) the aggregate of the capital of the corporation applicable to all stock of any class ranking junior to the Preferred Stocks, plus the surplus of the corporation, shall be not less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of the affairs of the corporation to the holders of all shares of the Preferred Stocks and of any shares of stock of any class ranking on a parity therewith to be outstanding immediately after such proposed issue, excluding from such computation all indebtedness and stock to be retired through such proposed issue.

          No portion of the surplus of the corporation utilized to satisfy the foregoing requirements shall be available for dividends (other than dividends payable in stock of any class ranking junior to the Preferred Stocks) or other distributions upon or in respect of shares of stock of the corporation of any class ranking junior to the Preferred Stocks or for the purchase of shares of such junior stock until such number of additional shares of the $100 Par Value Serial Preferred Stock or the $25 Par Value Serial Preferred Stock, or of stock, or securities convertible into stock, ranking on a parity with either of such classes, are retired or until and to the extent that the capital applicable to such junior stock shall have been increased.

D. Variable Terms of the Respective Series of the $100 Par Value Serial Preferred Stock and the $25 Par Value Serial Preferred Stock

    (1)   Terms of 3.60% Series

          The number of authorized shares of the $100 Par Value Serial Preferred Stock, 3.60% Series, is Two Hundred Sixty Thousand

          (260,000) shares. The cumulative cash dividend, accruing from June 1, 1946, is at the rate of $3.60 per annum per share, payable quarterly on the first days of March, June, September and December in each year. The shares of the $100 Par Value Serial Preferred Stock, 3.60% Series, shall be redeemable at One Hundred Four Dollars ($104) per share through July 1, 1951, at One Hundred Three Dollars ($103) per share thereafter and through July 1, 1956, at One Hundred Two Dollars ($102) per share thereafter through July 1, 1961 and thereafter at One Hundred One Dollars ($101) per share plus, in each case, an amount equal to accrued and unpaid dividends to the redemption date. In the event of any voluntary liquidation, dissolution or winding up, or involuntary liquidation of the corporation, the amount payable upon shares of the $100 Par Value Serial Preferred Stock, 3.60% Series, shall be the par amount thereof, namely, One Hundred Dollars ($100) per share.

    (2) Terms of New $100 Par Value Serial Preferred Stock or $25 Par Value Serial Preferred Stock Deemed An Addition to This Section D.

          Upon completion of any filing and recording of a resolution of the Board of Directors adopted pursuant to Section C.(2), which may be required in order that the same shall constitute an amendment to these Articles of Incorporation, the terms of the new series as set forth therein shall be deemed to become an appropriately numbered additional paragraph to this Section D., and may be so certified by any officer of this corporation or by any public official whose duty it may be to certify copies of these Articles of Incorporation or amendments thereto.


                        ARTICLE IV. NUMBER OF DIRECTORS

The Board of Directors shall consist of such number of Directors as shall be fixed from time to time by or in the manner provided in the Bylaws.


                        ARTICLE V. EMERGENCY PROVISIONS

The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided in this Article V. after the occurrence and during the continuance of any "emergency" as hereinafter defined. During any such emergency the provisions of this Article V. shall apply to the maximum extent permitted by the Wisconsin Business Corporation Law, particularly Sections 180.0207 and 180.0303 thereof, or any successor provisions, as at the time in effect. The provisions of this Article V. shall control during any such emergency, notwithstanding any contrary provisions of the Articles of Incorporation or Bylaws of the corporation, except that this
Article V. shall not apply upon the accrual or continuance of the special right of the Preferred Stocks pursuant to Article III.C.(6)(b) and nothing herein shall in any way limit such special right.

As used in this Article V., an "emergency" shall mean a catastrophic event that prevents a quorum of the Board of Directors from being readily assembled.

During any such emergency which makes it impossible to assemble a quorum of directors at a duly noticed and constituted meeting, the business and affairs of the corporation shall be managed by an interim Board of Directors consisting of so many of the incumbent directors, if any, as are known to be alive and not incapacitated, and whom the corporation is able to contact by

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

normal means of communication, together with provisional directors selected as hereinafter provided. The total number of directors on such interim Board of Directors shall be the lesser of the number determined in or pursuant to the Bylaws, or the number of eligible persons who are known to be alive, are not incapacitated and can be readily contacted by the usual means of communica-tion. The Board of Directors by resolution may from time to time designate a list of provisional directors and the order of priority in which such persons shall become interim directors in the event of emergency, which designation shall continue in effect until such resolution has been subsequently amended or rescinded or has by its terms ceased to have effect. Interim directors need not be stockholders of the corporation. In addition to the exercise, on a temporary basis, of all of the powers of the regular Board of Directors, the interim Board of Directors shall have the authority to declare vacancies in any positions of the regular Board of Directors in cases where any incumbent director is incapacitated or missing or otherwise unable to be contacted within a reasonable time, and to fill such vacancies, as well as any vacancy resulting from the death of a director, by electing replacements to the regular Board of Directors to serve until the next succeeding annual meeting of stockholders.

When an emergency, as herein defined, has occurred, any director or provisional director named in the aforementioned resolution, is empowered on behalf of the corporation to declare the provisions of this Article V. to be in effect, and to call a meeting of either the regular or an interim Board of Directors on such notice, which may be shorter than the notice provided in the Bylaws for special meetings of the Board of Directors, as such person may determine to be advisable. In the case of a meeting of the interim Board of Directors, reasonable efforts shall be made to give such notice to all persons who are or may be eligible to serve as interim directors. At the first meeting of any interim Board of Directors, three or more interim directors may act, notwithstanding any other quorum requirement provided by law, these Articles of Incorporation or the Bylaws of the corporation, and notwithstanding any failure of other interim directors to receive notice of the meeting. Prior to any initial meeting of the interim Board of Directors three or more interim directors, and thereafter a majority of the interim directors who are deemed to be serving as such, may take action as the Board of Directors by telephone meeting, written instrument or other means which reasonably evidences the assent to the action of a majority of such number of interim directors, in lieu of action at a meeting.


                    ARTICLE VI. AMENDMENTS TO THE ARTICLES

Any lawful amendment of these Articles of Incorporation may be made by the affirmative vote of the holders of a majority (defined as provided in Article III.C.(6)(a)) of shares outstanding and, if the shares of any one or more classes or series shall be entitled under these Articles or otherwise by law to vote thereon as a class, the affirmative vote of the holders of a majority (as so defined) of such shares outstanding unless otherwise provided in these Articles, at any meeting of stockholders at which such action may properly be taken. The corporation has elected, pursuant to Section 180.1706(1) of the Wisconsin Business Corporation Law, that the majority vote requirements set forth in Sections 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2) of the
Wisconsin Business Corporation Law shall be applicable to all of the subjects covered by those Sections, subject, however, to the voting requirements specifically set forth in Article III. hereof.

                        ARTICLE VII. EFFECT OF HEADINGS

The descriptive headings in these Articles were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


                   ARTICLE VIII. REGISTERED OFFICE AND AGENT

The address of the registered office of the corporation is 231 West Michigan Street, Milwaukee, Wisconsin 53201 and the name of its registered agent at such address is Ann Marie Brady.

                                  CERTIFICATE

The undersigned officer of Wisconsin Electric Power Company hereby certifies that the foregoing Restated Articles of Incorporation of said Company contain an amendment to the Restated Articles of Incorporation, as amended to date, adopted on October 26, 1994 by the Board of Directors, in accordance with
Section 180.1002 of the Wisconsin Statutes.

Executed on behalf of the Company on:



                                                       1-9-95
                                           --------------------------------
                                                       (date)

                                                /s/Thomas H. Fehring
                                           --------------------------------
                                                     (signature)


                                                   Thomas H. Fehring
                                           --------------------------------
                                                     (printed name)


                                                  Assistant Secretary
                                           --------------------------------
                                                        (title)



This document was drafted by:
John E. Dunn, Esq.
Quarles & Brady
411 East Wisconsin Avenue
Milwaukee WI  53202-4497



Please Return To:
John E. Dunn, Esq.
Quarles & Brady
411 East Wisconsin Avenue
Milwaukee WI  53202-4497















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